UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2016

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the completion of the Offer and consummation of the Merger described in Item 2.01 below, on September 19, 2016, ON Semiconductor Corporation (the “Company”) terminated that certain Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 10, 2013, among Semiconductor Components Industries, LLC, a wholly-owned subsidiary of the Company, as borrower, the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions from time to time party thereto, as amended by Amendment No. 1 thereto, dated as of May 1, 2015. All amounts outstanding under the Credit Agreement were repaid in conjunction with the termination and, other than certain minimal break funding fees, no early termination penalties were incurred by the Company as a result of the termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 18, 2015, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Falcon Operations Sub, Inc. (“Purchaser”) and Fairchild Semiconductor International, Inc. (“Fairchild”), pursuant to which Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of Fairchild’s common stock, par value $0.01 per share (the “Shares”), for $20.00 per share in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 4, 2015 and the related Letter of Transmittal.

The Offer expired at one minute following 11:59 p.m., New York City time, on September 16, 2016. According to Computershare Trust Company, N.A., the depositary for the Offer, a total of 87,979,761 Shares were validly tendered and not properly withdrawn as of the expiration of the Offer, which represented approximately 76.6% of the outstanding Shares. The conditions to the Offer, including that the number of Shares validly tendered and not withdrawn, together with Shares then owned by the Company and Purchaser (if any) represents at least a majority of the then-outstanding Shares, have been satisfied and as a result, Purchaser accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares has been made to the depositary. In accordance with the terms of the Offer, the depositary will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. In addition, notices of guaranteed delivery have been delivered with respect to 7,327,977 additional Shares, representing approximately 6.4% of the outstanding Shares.

On September 19, 2016, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into Fairchild, with Fairchild surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share outstanding was converted into the right to receive $20.00 in cash, without interest and less any required withholding taxes (other than Shares held by (i) Fairchild as treasury stock, or the Company, Fairchild or their respective wholly owned subsidiaries (including Purchaser), which Shares were cancelled and ceased to exist). The Shares will no longer be listed on the NASDAQ Stock Market.

The aggregate consideration paid to stockholders of Fairchild by Purchaser in the Offer and Merger was approximately $2.4 billion, without giving effect to related transaction fees and expenses. The Company provided Purchaser with sufficient funds to purchase the Shares validly tendered and not withdrawn in the Offer and pursuant to the Merger. The Company funded the payment from a combination of cash on hand and borrowings under that certain Credit Agreement, dated as of April 15, 2016, by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents, including amounts released from escrow pursuant to the terms of that certain Escrow Agreement, dated as of April 15, 2016, among the Company, MUFG Union Bank, N.A., as escrow agent, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as previously disclosed on the Current Report on Form 8-K filed by the Company on April 15, 2016.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 18, 2015, which is incorporated herein by reference.

Item 8.01 Other Events.

On September 19, 2016, the Company issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 18, 2015, by and among Fairchild Semiconductor International, Inc., ON Semiconductor Corporation and Falcon Operations Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 18, 2015)

99.1	Press release dated September 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: September 19, 2016	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, Chief Compliance and Ethics Officer, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 18, 2015, by and among Fairchild Semiconductor International, Inc., ON Semiconductor Corporation and Falcon Operations Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 18, 2015)

99.1	Press release dated September 19, 2016.